Exhibit 5.1

November 29, 2013

Lehigh Gas Partners LP

702 West Hamilton Street, Suite 203

Allentown, PA 18101

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Lehigh Gas Partners LP, a Delaware limited partnership (the “Partnership”), and LGP Finance Corp., a Delaware corporation (“Finance Corp”), as well as Lehigh Gas Wholesale LLC, a Delaware limited liability company, Lehigh Gas Wholesale Services, Inc., a Delaware corporation, LGP Realty Holdings LP, a Delaware limited partnership, and LGP Realty Holdings GP LLC, a Delaware limited liability company (collectively, the “Guarantors”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) by the Partnership and Finance Corp under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer from time to time, pursuant to Rule 415 under the Securities Act, of up to $500,000,000 of:

(1) common units representing limited partner interests in the Partnership (the “Common Units”);

(2) other classes of units representing limited partner interests in the Partnership (the “Other Units”);

(3) debt securities, which may be co-issued by Finance Corp, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”); and

(4) guarantees (the “Guarantees”) of the Debt Securities by the Guarantors.

The Common Units, Other Units, Debt Securities and Guarantees are collectively referred to herein as the “Securities”. We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each, a “Prospectus Supplement”) to the Prospectus.

In rendering the opinions set forth below, we have examined (i) the Registration Statement, including the Prospectus, (ii) the form of Senior Indenture (the “Senior Indenture”) filed as an exhibit to the Registration Statement, (iii) the form of Subordinated Indenture (the “Subordinated Indenture,” together with the Senior Indenture, the

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York San Francisco Shanghai Tokyo Washington	666 Fifth Avenue, 26th Floor New York, NY 10103-0040 Tel 212.237.0000 Fax 212.237.0100 www.velaw.com

November 29, 2013

“Indentures”) filed as an exhibit to the Registration Statement, (iv) the First Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”), (v) the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of Delaware, (vi) the certificates of incorporation, bylaws, limited liability company agreements and other formation documents and agreements, as applicable, of Finance Corp and the Guarantors, (vii) resolutions of Lehigh Gas GP LLC, a Delaware limited liability company and the general partner of the Partnership, of Finance Corp and of the Guarantors and (viii) such other certificates and documents as we have deemed necessary or appropriate for purposes of the opinions hereafter expressed.

In connection with rendering the opinions set forth below, we have assumed that:

(i) all information contained in all documents reviewed by us is true and correct;

(ii) all signatures on all documents examined by us are genuine;

(iii) all documents submitted to us as originals are authentic and complete and all documents submitted to us as copies conform to the originals of those documents;

(iv) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete;

(v) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws;

(vi) a Prospectus Supplement to the Prospectus will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;

(vii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement to the Prospectus;

(viii) the Indentures, and any supplemental indenture relating to a particular series of Debt Securities, will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us;

(ix) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto;

(x) the form and terms of any Debt Securities and Guarantees, the issuance, sale and delivery thereof by the Partnership, Finance Corp and the Guarantors, as applicable, and their incurrence and performance of their obligations thereunder or in respect thereof in accordance with the terms thereof, will be in full compliance with, and will not violate, the formation documents and agreements, as applicable, of the Partnership, Finance Corp and the

November 29, 2013

Guarantors, as applicable, or any applicable law, rule, regulation, order, judgment, decree, award or agreement binding upon any of them, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity;

(xi) the certificates for the Common Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units; and

(xii) each person (other than the Partnership, Finance Corp, the Guarantors and directors and officers of each of the foregoing) signing documents we examined has the legal authority and capacity to do so.

Based upon and subject to the foregoing, we are of the opinion that:

(1) With respect to the Common Units, when (a) the Partnership has taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters and (b) the Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, then the Common Units will be validly issued.

(2) With respect to the Other Units, when (a) the Partnership has taken all necessary action to approve the issuance and terms of such Other Units, the terms of the offering thereof and related matters and (b) the Other Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, then the Other Units will be validly issued.

(3) Under the Delaware Revised Uniform Limited Partnership Act (“DRULPA”), the purchasers of the Common Units and the Other Units will have no obligation to make payments for their purchase of such Common Units and Other Units (other than the initial purchase price) or contributions to the Partnership solely by reason of their ownership of the Common Units or Other Units, as the case may be, or their status as limited partners of the Partnership.

(4) With respect to the Debt Securities and the Guarantees, when (a) the Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended; (b) the terms of the Debt Securities and, if applicable, the Guarantees and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Partnership, Finance Corp or the Guarantors, as applicable, and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Partnership, Finance Corp and the Guarantors; (c) the Partnership, Finance Corp and the Guarantors, as applicable, have taken all necessary action to approve the issuance and terms of such Debt Securities and Guarantees, the terms of the

November 29, 2013

offering thereof and related matters; and (d) such Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership, Finance Corp and the Guarantors, as applicable, upon payment of the consideration thereof or provided for therein, such Debt Securities and, if applicable, the Guarantees will be legally issued and will constitute valid and legally binding obligations of the Partnership, Finance Corp and the Guarantors, respectively, enforceable against the Partnership, Finance Corp and the Guarantors, as applicable, in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally or by general principles of equity and an implied covenant of good faith and fair dealing.

The opinions expressed herein are qualified in the following respects:

(i) With respect to paragraph 3 above, the DRULPA provides that a limited partner who receives a distribution after which the liabilities of the Partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the Partnership, would exceed the fair value of the assets of the Partnership and knew at the time the distribution was in violation of the DRULPA will be liable to the Partnership for the amount of the distribution for three years from the date of the distribution. Further, the DRULPA provides that, upon the winding up of the Partnership, if (a) the Partnership distributes its assets other than in the following order: (i) to creditors in satisfaction of their liabilities; (ii) to partners and former partners in satisfaction of liabilities for distributions owed under our partnership agreement; (iii) to partners for the return of their contribution; and (iv) to the partners in the proportions in which the partners share in distributions and (b) the limited partner receives a distribution of assets other than the order described in (a) and knew at time the distribution was other than the order described in (a) will be liable to the Partnership for three years from the date of the distribution. An assignee who becomes a limited partner of a limited partnership is liable for the obligations of its assignor to make contributions to the limited partnership, excluding any obligations of the assignor with respect to wrongful distributions, as described above, except the assignee is not obligated for liabilities unknown to it at the time it became a limited partner and that could not be ascertained from the partnership agreement.

(ii) We express no opinion concerning (a) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to the rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (b) the enforceability of indemnification provisions to the extent they purport to or relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

(iii) This opinion is limited in all respects to the DRULPA, the Delaware Limited Liability Company Act, the Delaware General Corporation Law and the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware, the contract law of

November 29, 2013

the State of New York and the federal laws of the United States of America and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

(iv) We express no opinion as to any matters other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom. The opinions expressed herein are given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

We hereby consent to the reference to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

                Very truly yours,

                /s/ VINSON & ELKINS L.L.P.